UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2018 (May 21, 2018)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 21, 2018, Pacific Premier Bancorp, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider and vote upon (i) a proposal to approve the issuance of shares of the Company’s common stock to the stockholders of Grandpoint Capital, Inc., a Delaware corporation (“Grandpoint”) upon consummation of the proposed acquisition (the “Proposed Transaction”) of Grandpoint pursuant to that certain Agreement and Plan of Reorganization, dated as of February 9, 2018 (the “Merger Agreement”), by and between the Company and Grandpoint, and (ii) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the issuance of shares of the Company’s common stock in connection with the Proposed Transaction. As described below, there were sufficient shares of the Company’s common stock present in person or by proxy and voted at the Special Meeting in favor of the first proposal, and as a result, the adjournment proposal was not considered or voted upon at the Special Meeting. The following are the voting results of the Special Meeting.

On April 17, 2018, the record date for the Special Meeting, (the “Record Date”), there were 46,528,588 shares of the Company’s common stock issued, outstanding and entitled to vote. Stockholders holding 39,266,499 shares of Company common stock were present at the Special Meeting, in person or represented by proxy.

1. Approval of the Issuance of Shares of the Company’s Common Stock.*

For	Against	Abstain	Broker Non-Votes
39,222,298	21,807	22,394	-

*The affirmative vote of holders of at least the majority of the shares for which votes were cast at the Special Meeting was required to approve this proposal. Abstentions and broker non-votes were not counted as votes cast and, therefore, did not affect this proposal.

ITEM 7.01. REGULATION FD DISCLOSURE.

On May 22, 2018, the Company issued a press release announcing that, at the Special Meeting, its stockholders had approved the issuance of shares of the Company’s common stock to the stockholders of Grandpoint pursuant to the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01. OTHER EVENTS.

On May 21, 2018, the Company was informed by Grandpoint that Grandpoint’s stockholders approved the Proposed Transaction by means of a written consent without a meeting, effective May 21, 2018. The Closing of the Proposed Transaction remains subject to the receipt of all required bank regulatory approvals and certain other customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 22, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 22, 2018	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, President, and Chief Executive Officer